EXHIBIT 4.3(a)

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made on this 30th day of October, 2003 (the "Grant Date"), by and between DIRECT WIRELESS COMMUNICATIONS, INC., a Texas corporation (the "Company"), and DAVID COOPER, a Georgia resident (the "Optionee").

                                    RECITALS:
                                    ---------

         WHEREAS, the Company desires to grant to Optionee an option to purchase shares of the Company's no par value common stock ("Common Stock"), and Optionee desires to accept such grant;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1. Grant of Option. The Board of Directors hereby grants Optionee an option to purchase from the Company a total of six hundred thousand (600,000) shares of Common Stock, at the purchase price of $0.01 per share (the "Purchase Price"), in accordance with the terms and conditions stated in this Agreement. The shares of Common Stock subject to the option granted hereby are referred to below as the "Shares," and the option to purchase such Shares is referred to below as the "Option." The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986.

         2. Vesting of Option. The Option shall vest and become exercisable on the Grant Date. The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then vested and exercisable at any subsequent date prior to termination of the Option.

         3. Termination of Option. The Option shall remain exercisable until the earliest to occur of the dates specified below, upon which date the Option shall terminate:

               (a) The date all of the Shares are purchased pursuant to the terms of this Agreement;

               (b) At 5:00 P.M., Eastern Standard Time, on the date Optionee ceases to: (i) serve as an employee of the Company; and (ii) serve as a member of the Company's Board of Directors (a "Termination of Relationship") for Cause (as defined below);

               (c) At 5:00 P.M., Eastern Standard Time, on the ninetieth (90th) day following a Termination of Relationship for any reason other than Cause;

               (d) At 5:00 P.M., Eastern Standard Time, on the last date specified in the notice described below in the event of a Corporate Reorganization (as defined below), except to the extent that the Option is assumed by the surviving entity or affiliate thereof in connection with such Corporate Reorganization (provided that in the event of a Corporate Reorganization, the Company shall send Optionee prior written notice of the effectiveness of such event and the last day on which Optionee may exercise the Option); or

               (e) At 5:00 P.M., Eastern Standard Time, on the tenth (10th) anniversary of the Grant Date.

         Upon its termination, the Option shall have no further force or effect and Optionee shall have no further rights under the Option or to any Shares that have not been purchased pursuant to prior exercise of the Option.

         As used in this Section 3, "Cause" means any of the following: (i) the conviction of Optionee of any felony or any crime or act of dishonesty, fraud or moral turpitude; (ii) the judicial determination of Optionee as civilly liable for any act of fraud, gross negligence or tortious misconduct involving the Company; (iii) any act or omission by Optionee which constitutes a material breach by Optionee of his obligations under any present or future written agreement of employment between Optionee and the Company (which has not been cured within 30 days after written notice of such failure from the Company to Optionee); (iv) use of illegal drugs, drunkenness or other substance abuse by Optionee; (v) insubordination, gross incompetence or willful misconduct by Optionee in the performance of his duties under any present or future written agreement of employment between Optionee and the Company; (vi) excessive absenteeism (more than 10 days during any twelve-month period) by Optionee not related to illnesses, sick leave or authorized vacations; or (vii) any other act or omission by Optionee (other than an act or omission resulting from the exercise by Optionee of good faith business judgment) which materially impairs the financial condition or business reputation of the Company or is otherwise materially detrimental to the Company. Any determination as to whether a Termination of Relationship has occurred shall be made by the Board of Directors in its good faith discretion

         For purposes of this Agreement, a "Corporate Reorganization" shall mean any of the following events: (a) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), group, corporation or other entity (other than the Company or any subsidiary of the Company), purchases shares pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the outstanding Common Stock of the Company; or (b) the shareholders of the Company approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company

         4. Exercise of Option.

               (a) The Option may be exercised only by (i) Optionee's completion, execution and delivery to the Company of a notice of exercise and, if required by the Company, a subscription agreement as supplied by the Company, and (ii) the payment to the Company, pursuant to the terms of this Agreement, of an amount equal to the Purchase Price multiplied by the number of Shares being purchased as specified in Optionee's notice of exercise (which Purchase Price may be paid to the Company in cash or by Optionee's execution and delivery to the Company of a promissory note mutually acceptable to the Company and the Optionee). Optionee must provide notice of exercise of the Option with respect to no fewer than 100 Shares (or any lesser number of Shares with respect to which the Option is vested and exercisable). Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with all applicable federal and state securities laws can be effected.

               (b) Upon any exercise of the Option by Optionee or as soon thereafter as is practicable, the Company shall issue and deliver to Optionee a certificate or certificates evidencing such number of Shares as Optionee has then elected to purchase. Such certificate or certificates shall be registered in the name of Optionee and shall bear any legend required by any federal or state securities laws.

         5. Shares Reserved. The Company shall at all times from and after the Grant Date reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Shares granted pursuant to this Option, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Option, upon receipt by the Company of the full Purchase Price therefor, shall be validly issued, fully paid and nonassessable.

         6. Certain Adjustments.

               (a) In case the Company shall at any time after the Grant Date
(i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Purchase Price, and the number of Shares issuable upon exercise of this Option, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Optionee after such time shall be entitled to receive the aggregate number and kind of shares which, if such Option had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) Whenever there shall be an adjustment as provided in this
Section 6, the Company shall promptly cause written notice thereof to be sent to the Optionee, which notice shall be accompanied by an officer's certificate setting forth the number of Shares purchasable upon the exercise of this Option and the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

               (c) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Option. If any fraction of a share would be issuable on the exercise of this Option, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Purchase Price on the date of exercise of this Option.

         7. Adjustments for Corporate Reorganization. If this Option is assumed by the surviving entity or affiliate thereof in any Corporate Reorganization, and such Corporate Reorganization is effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such Corporate Reorganization, appropriate provision shall be made whereby the holder of this Option shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Option, upon exercise this Option and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Corporate Reorganization with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Corporate Reorganization, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders (including, without limitation, provisions for adjustments of the Purchase Price and of the number of Shares purchasable and receivable upon the exercise of this Option) to the end that the provisions hereof shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

         8. Rights Prior to Exercise. Optionee will have no rights as a shareholder with respect to the Shares except to the extent that Optionee has exercised the Option and has been issued and received delivery of a certificate or certificates evidencing the Shares so purchased.

         9. Relationship with Optionee. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall employ or engage Optionee, nor shall this Agreement affect in any way the right of the Company to terminate the relationship between the Company and the Optionee at any time and for any reason.

         10. Lock-Up. Optionee hereby agrees that he shall not, without the consent of the managing underwriter, sell, transfer, pledge, hypothecate or otherwise transfer or dispose of any Common Stock or other shares of stock of the Company then owned by Optionee for up to 180 days following the effective date of a registration statement (other than a registration statement relating to any employee benefit plan, or with respect to a corporate reorganization or other transaction under Rule 145 promulgated under the Securities Act of 1933) of the Company for a public offering. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Common Stock.

         11. Restrictions on Transferability. The Option shall not be transferable by Optionee otherwise than by will or by the laws of descent and distribution, and shall be exercisable during Optionee's lifetime only by Optionee.

         12. Further Restrictions on Exercise and Sale. Optionee acknowledges and understands that the Shares subject to this Option is not registered under the Securities Act of 1933 or under applicable state securities laws. The Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the exercise thereof, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The costs of any such listing, registration, qualification, consent or approval shall be paid by the Company. Alternatively, the Company shall not permit any exercise of this Option unless it receives such representations, factual assurances, and legal opinions as it may deem necessary to determine and document the availability of an exemption from registration under federal and state securities laws with respect to any particular issuance of shares under this Agreement. Further, the Board of Directors shall require that Shares issued in respect of any exercise of this Option shall bear such restrictions on further transfer as shall be necessary to insure the availability of any exemption so claimed.

         13. General Provisions.

               (a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

               (b) This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may be modified or amended only in a writing signed by all parties hereto.

               (c) The rights and obligations of the Company and Optionee hereunder shall be binding upon, inure to the benefit of and be enforceable against their respective successors and assigns, legal representatives and heirs. The rights of Optionee hereunder may be assigned only with the prior written consent of the Company.

               (d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

               (e) The Company and Optionee agree, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.


                      [Signatures appear on following page]

         IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.

                                            COMPANY:

                                            DIRECT WIRELESS COMMUNICATIONS, INC.

                                            By: /s/ Stephen D. Barnhill
                                                -----------------------
                                            Title: Chairman and C.E.O.

                                            OPTIONEE:

                                            /s/ David Cooper
                                            ----------------
                                            David Cooper

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made on this 30th day of October, 2003 (the "Grant Date"), by and between DIRECT WIRELESS COMMUNICATIONS, INC., a Texas corporation (the "Company"), and DAVID COOPER, a Georgia resident (the "Optionee").

                                    RECITALS:
                                    ---------

         WHEREAS, the Company desires to grant to Optionee an option to purchase shares of the Company's no par value common stock ("Common Stock"), and Optionee desires to accept such grant;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         14. Grant of Option. The Board of Directors hereby grants Optionee an option to purchase from the Company a total of two million four hundred thousand (2,400,000) shares of Common Stock, at the purchase price of $0.10 per share (the "Purchase Price"), in accordance with the terms and conditions stated in this Agreement. The shares of Common Stock subject to the option granted hereby are referred to below as the "Shares," and the option to purchase such Shares is referred to below as the "Option." The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986.

         15. Vesting of Option.

               (a) The Option shall vest and become exercisable as follows:

                   (i) four hundred thousand (400,000) shares shall vest on November 1, 2004;

                   (ii) four hundred thousand (400,000) shares shall vest on November 1, 2005;

                   (iii) four hundred thousand (400,000) shares shall vest on
                         November 1, 2006;

                   (iv) four hundred thousand (400,000) shares shall vest at such time as the Company has, through Optionee's efforts: (a) raised a minimum of $1,000,000 (whether via the sale of equity securities, the generation of revenue, the receipt of government grants or otherwise, but specifically excluding via the borrowing of money ("Qualified Funding")) and (b) entered into two customer contracts, at least one of which is revenue-generating;

                   (v) four hundred thousand (400,000) shares shall vest at such time as the Company has, through Optionee's efforts: (a) raised an additional $1,000,000 of Qualified Funding and (b) executed two additional customer contracts, at least one of which is revenue-generating; and

                   (vi) four hundred thousand (400,000) shares shall vest at such time as the Company has, through Optionee's efforts: (a) raised an additional $1,000,000 of Qualified Funding and (b) executed two additional customer contracts, at least one of which is revenue-generating.

         The Company shall, in its sole good faith discretion, determine whether the milestones set forth in subsections (iv), (v) and (vi) have been satisfied, and any such determination by the Company shall be final and binding on the parties.

               (b) Notwithstanding the foregoing, in the event of a Corporate Reorganization, the Option shall become vested and exercisable in its entirety concurrent with the closing of such Corporate Reorganization. For purposes of this Agreement, a "Corporate Reorganization" shall mean any of the following events: (a) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), group, corporation or other entity (other than the Company or any subsidiary of the Company), purchases shares pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the outstanding Common Stock of the Company; or (b) the shareholders of the Company approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

               (c) Vesting is cumulative, so that Shares as to which the Option has become vested and exercisable may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then vested and exercisable.

         16. Forfeiture Upon Termination of Engagement. If Optionee ceases to:
(i) serve as an employee of the Company; and (ii) serve as a member of the Company's Board of Directors (a "Termination of Relationship"), any portion of the Option that is not then vested shall be terminated and immediately forfeited, and Optionee shall have no rights in such portion of the Option. Any determination as to whether a Termination of Relationship has occurred shall be made by the Board of Directors in its good faith discretion.

         17. Termination of Option. Subject to Sections 2 and 3 above, the Option shall remain exercisable until the earliest to occur of the dates specified below, upon which date the Option shall terminate:

               (a) The date all of the Shares are purchased pursuant to the terms of this Agreement;

               (b) At 5:00 P.M., Eastern Standard Time, on the date of Termination of Relationship for Cause (as defined below);

               (c) At 5:00 P.M., Eastern Standard Time, on the ninetieth (90th) day following a Termination of Relationship for any reason other than Cause;

               (d) At 5:00 P.M., Eastern Standard Time, on the last date specified in the notice described below in the event of a Corporate Reorganization, except to the extent that the Option is assumed by the surviving entity or affiliate thereof in connection with such Corporate Reorganization (provided that in the event of a Corporate Reorganization, the Company shall send Optionee prior written notice of the effectiveness of such event and the last day on which Optionee may exercise the Option); or

               (e) At 5:00 P.M., Eastern Standard Time, on the tenth anniversary of the Grant Date.

         Upon its termination, the Option shall have no further force or effect and Optionee shall have no further rights under the Option or to any Shares that have not been purchased pursuant to prior exercise of the Option.

         As used in this Section 4, "Cause" means any of the following: (i) the conviction of Optionee of any felony or any crime or act of dishonesty, fraud or moral turpitude, (ii) the judicial determination of Optionee as civilly liable for any act of fraud, gross negligence or tortious misconduct involving the Company, (iii) any act or omission by Optionee which constitutes a material breach by Optionee of his obligations under any present or future written agreement of employment between Optionee and the Company (which has not been cured within 30 days after written notice of such failure from the Company to Optionee), (iv) use of illegal drugs, drunkenness or other substance abuse by Optionee, (v) insubordination, gross incompetence or willful misconduct by Optionee in the performance of his duties under any present or future written agreement of employment between Optionee and the Company, (vi) excessive absenteeism (more than 10 days during any twelve-month period) by Optionee not related to illnesses, sick leave or authorized vacations, or (vii) any other act or omission by Optionee (other than an act or omission resulting from the exercise by Optionee of good faith business judgment) which materially impairs the financial condition or business reputation of the Company or is otherwise materially detrimental to the Company.

         18. Exercise of Option.

               (a) The Option may be exercised only by (i) Optionee's completion, execution and delivery to the Company of a notice of exercise and, if required by the

Company, a subscription agreement as supplied by the Company, and (ii) the payment to the Company, pursuant to the terms of this Agreement, of an amount equal to the Purchase Price multiplied by the number of Shares being purchased as specified in Optionee's notice of exercise (which Purchase Price may be paid to the Company in cash or by Optionee's execution and delivery to the Company of a promissory note mutually acceptable to the Company and the Optionee). Optionee must provide notice of exercise of the Option with respect to no fewer than 100 Shares (or any lesser number of Shares with respect to which the Option is vested and exercisable). Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with all applicable federal and state securities laws can be effected.

               (b) Upon any exercise of the Option by Optionee or as soon thereafter as is practicable, the Company shall issue and deliver to Optionee a certificate or certificates evidencing such number of Shares as Optionee has then elected to purchase. Such certificate or certificates shall be registered in the name of Optionee and shall bear any legend required by any federal or state securities laws.

         19. Shares Reserved. The Company shall at all times from and after the Grant Date reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Shares granted pursuant to this Option, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Option, upon receipt by the Company of the full Purchase Price therefor, shall be validly issued, fully paid and nonassessable.

         20. Certain Adjustments.

               (a) In case the Company shall at any time after the Grant Date
(i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Purchase Price, and the number of Shares issuable upon exercise of this Option, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Optionee after such time shall be entitled to receive the aggregate number and kind of shares which, if such Option had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) Whenever there shall be an adjustment as provided in this
Section 7, the Company shall promptly cause written notice thereof to be sent to the Optionee, which notice shall be accompanied by an officer's certificate setting forth the number of Shares purchasable upon the exercise of this Option and the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

               (c) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Option. If any fraction of a share would be issuable on the exercise of this Option, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Purchase Price on the date of exercise of this Option.

         21. Adjustments for Corporate Reorganization. If this Option is assumed by the surviving entity or affiliate thereof in any Corporate Reorganization, and such Corporate Reorganization is effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such Corporate Reorganization, appropriate provision shall be made whereby the holder of this Option shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Option, upon exercise this Option and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Corporate Reorganization with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Corporate Reorganization, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders (including, without limitation, provisions for adjustments of the Purchase Price and of the number of Shares purchasable and receivable upon the exercise of this Option) to the end that the provisions hereof shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

         22. Rights Prior to Exercise. Optionee will have no rights as a shareholder with respect to the Shares except to the extent that Optionee has exercised the Option and has been issued and received delivery of a certificate or certificates evidencing the Shares so purchased.

         23. Relationship with Optionee. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall employ or engage Optionee, nor shall this Agreement affect in any way the right of the Company to terminate the relationship between the Company and the Optionee at any time and for any reason.

         24. Lock-Up. Optionee hereby agrees that he shall not, without the consent of the managing underwriter, sell, transfer, pledge, hypothecate or otherwise transfer or dispose of any Common Stock or other shares of stock of the Company then owned by Optionee for up to 180 days following the effective date of a registration statement (other than a registration statement relating to any employee benefit plan, or with respect to a corporate reorganization or other transaction under Rule 145 promulgated under the Securities Act of 1933) of the Company for a public offering. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Common Stock.

         25. Restrictions on Transferability. The Option shall not be transferable by Optionee otherwise than by will or by the laws of descent and distribution, and shall be exercisable during Optionee's lifetime only by Optionee.

         26. Further Restrictions on Exercise and Sale. Optionee acknowledges and understands that the Shares subject to this Option is not registered under the Securities Act of 1933 or under applicable state securities laws. The Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the exercise thereof, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The costs of any such listing, registration, qualification, consent or approval shall be paid by the Company. Alternatively, the Company shall not permit any exercise of this Option unless it receives such representations, factual assurances, and legal opinions as it may deem necessary to determine and document the availability of an exemption from registration under federal and state securities laws with respect to any particular issuance of shares under this Agreement. Further, the Board of Directors shall require that Shares issued in respect of any exercise of this Option shall bear such restrictions on further transfer as shall be necessary to insure the availability of any exemption so claimed.

         27. General Provisions.

               (a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

               (b) This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may be modified or amended only in a writing signed by all parties hereto.

               (c) The rights and obligations of the Company and Optionee hereunder shall be binding upon, inure to the benefit of and be enforceable against their respective successors and assigns, legal representatives and heirs. The rights of Optionee hereunder may be assigned only with the prior written consent of the Company.

               (d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

               (e) The Company and Optionee agree, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.


                      [Signatures appear on following page]

         IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.

                                            COMPANY:

                                            DIRECT WIRELESS COMMUNICATIONS, INC.

                                            By: /s/ Stephen D. Barnhill
                                                -----------------------
                                            Title: Chairman and C.E.O.

                                            OPTIONEE:

                                            /s/ David Cooper
                                            ----------------
                                            David Cooper